Exhibit 10.3

                             FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT ("Agreement") is made and entered into as of the 12th day of May __, 1999, by and among FIRST UNION NATIONAL BANK, successor by merger to Signet Bank (the "Bank"), the MARYLAND ECONOMIC DEVELOPMENT CORPORATION ("MEDCO"), the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY ("MIDFA") and FREDERICK BREWING CO. (the "Borrower").

                                 R E C I T A L S

         R-1. Pursuant to and in accordance with Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland, MEDCO issued and sold to the Bank its Taxable Economic Development Revenue Bond (Frederick Brewing Co. Facility), 1996 Issue, dated July 19, 1996 in the original principal amount of $1,500,000 (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Bond").

         R-2. The proceeds of the sale of the Bond were loaned to the Borrower in accordance with the terms and conditions of a Loan and Financing Agreement dated July 19, 1996 by and among the Bank, the Borrower and MEDCO (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Loan Agreement").

         R-3. The loan by MEDCO to the Borrower of the proceeds of the sale of the Bond is evidenced by a Promissory Note dated July 19, 1996 in the original principal amount of $1,500,000.00 executed by the Borrower in favor of MEDCO and assigned by MEDCO to the Bank (as amended, modified, supplemented, extended, renewed or restated from time to time, the "Note").

         R-4. The Borrower's obligations under the Note and the Loan Agreement are secured by, inter alia, a blanket security interest in the assets of the Borrower, including, without limitation, the Borrower's present and future accounts, contract rights, receivables, inventory, equipment, fixtures, instruments and general intangibles (collectively, the "Collateral").

         R-5. MIDFA insures a portion of the Obligations (as hereafter defined) pursuant to the terms of an Insurance Agreement dated July 19, 1996 (the "Insurance Agreement").

         R-6. The terms of the Loan Agreement were modified pursuant to the following (collectively, the "Modification Documents"): (a) Forbearance Agreement dated February 27, 1997; (b) letter agreement dated January 9, 1998; and (c) Loan Modification Agreement dated May 27, 1998.

         R-7. The Loan (as hereafter defined) matured on April 1, 1999 (the "Maturity Date"). On the Maturity date, all of the Obligations (as hereafter defined) became due and payable in full.

         R-8. As of April 28, 1999, the balance due and owing on the Loan (as hereafter defined) was $1,278,376.76 (consisting of principal in the amount of $1,183,199.98, accrued interest in the amount of $34,678.05 and late charges in the amount of $60,498.73), plus attorneys' fees and expenses. In addition, interest continues to accrue from April 28, 1999 at the per diem rate of $295.80.

         R-9. The Bond and the interest thereon are limited obligations of MEDCO, the principal of, premium, if any, and interest on which are payable solely from the security described in Section 2.7 of the Loan Agreement or from the Property (as defined in the Loan Agreement); provided, however, that under the Loan Agreement, MEDCO has reserved to itself, and has not pledged or assigned, the Reserved Rights of the Issuer (as defined in the Loan Agreement). Neither the Bond nor the interest thereon shall ever constitute an indebtedness or a charge against the general credit or taxing powers of MEDCO, the State of Maryland, the Maryland Department of Business and Economic Development, MIDFA, any other public instrumentality or any public body within the meaning of any constitutional or charter provision or statutory limitation, and neither shall ever constitute or give rise to any pecuniary liability of MEDCO, the State of Maryland, the Maryland Department of Business and Economic Development, MIDFA (except in regard to the Insurance Agreement), any other public instrumentality or any public body.

         R-10. The Borrower's obligations under the Bond, the Note, the Loan Agreement and the other Loan Documents (as hereafter defined) are hereafter collectively referred to as the "Obligations." The Bond, the Note, the Loan Agreement, this Agreement and all documents previously, now or hereafter executed and delivered to evidence, secure, guarantee or in connection with the Obligations, as the same may from time to time be amended, modified, supplemented, extended, renewed or restated, are hereafter collectively referred to as the "Loan Documents." The loan evidenced by the Loan Documents is hereafter referred to as the "Loan."

         R-11. The Borrower has requested that the Bank forbear from exercising its rights and remedies under the Loan Documents. The Bank has agreed to this request, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS.

             The recitals to this Agreement are true and correct, and are incorporated into and made a substantive part of this Agreement.

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

         2. CONFIRMATION AND RATIFICATION OF LOAN DOCUMENTS.

             The Borrower agrees that the Loan Documents are in full force and effect and that each Loan Document shall remain in full force and effect unless and until modified or amended in writing in accordance with its terms. The Borrower confirms and ratifies its obligations under the Loan Documents, and agrees that the execution and delivery of this Agreement shall not in any way diminish or invalidate any of its obligations under the Loan Documents. All parties hereto consent to the execution and delivery of this Agreement, and to all the provisions of this Agreement to the extent that such provisions may modify the terms and provisions of any of the Loan Documents.

         3. ACKNOWLEDGMENT OF DEFAULT.

             The Borrower acknowledges and agrees that it has defaulted on its obligations under the Loan Documents. The Borrower further acknowledges and agrees that the Bank, in the absence of the specific agreement to forbear set forth in this Agreement, would have the immediate and unconditional right to exercise its rights and remedies under the Loan Documents and/or applicable law.

         4. FORBEARANCE.

             4.1. Forbearance Period. Subject to the terms and conditions of this Agreement, the Bank agrees to forbear from exercising its nights and remedies under the Loan Documents until May 31, 1999, or such earlier date upon which an Event of Default (as hereafter defined) occurs under this Agreement (the "Forbearance Period"). The Bank shall have no obligation to consider or grant any extension of the Forbearance Period.

             4.2. Events of Default. The occurrence of one or more of the following events (individually, an "Event of Default" and, collectively, the "Events of Default") shall constitute defaults under this Agreement:

                  (a) failure of the Borrower to timely make any payment required under this Agreement;

                  (b) failure of the Borrower to duly perform, comply with or observe, as and when required, any of the other terms, conditions or covenants in this Agreement or any document executed in connection with this Agreement;

                  (c) if any representation or warranty made in this Agreement, or any report, certificate, financial statement or other document provided to the Bank in connection with this Agreement, should prove to have been materially false or misleading, as of the date on which it was made;

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

                  (d) if the Borrower should make an assignment for the benefit of creditors, admit in writing inability to pay debts as they mature, be or become the subject, voluntarily or involuntarily, of any insolvency, adjustment of debt, reorganization, liquidation, receivership or similar proceeding under any present or future statute, law or regulation, or suffer the appointment of any receiver, trustee, liquidator or other custodian;

                  (e) if any other creditor of the Borrower, including any state or federal taxing authority, should attach, garnish, levy, seize and/or assert a lien interest in any property of the Borrower; or

                  (f) if a default (other than a payment default) should occur or exist under any of the Loan Documents.

             4.3. Remedies Upon Event of Default. Immediately upon the occurrence of any Event of Default, the Bank, without any requirement of notice to the Borrower, shall have the right to exercise any and all rights and remedies available to the Bank under the Loan Documents. All rights and remedies available to the Bank may be asserted concurrently, cumulatively or successively, from time to time, as long as the Borrower is indebted to the Bank.

         5. PAYMENT OBLIGATIONS.

             During the Forbearance Period, the Borrower shall make payments to the Bank in accordance with the schedule attached hereto as EXHIBIT A.

         6. MINIMUM ACCOUNTS RECEIVABLE.

             During the Forbearance Period, the Borrower shall maintain minimum Eligible Accounts Receivable in accordance with the schedule attached hereto as EXHIBIT B. For purposes of this Agreement, "Eligible Accounts Receivable" means any trade account meeting all the following specifications: (a) it is lawfully owned by the Borrower and subject to no lien, security interest or prior assignment, and the Borrower has the right of assignment thereof and the power to grant a security interest therein; (b) it is a valid and enforceable account, representing the undisputed indebtedness of an account debtor to the Borrower that is owing less than 90 days past the original invoice date, and the entire balance of any account of any single account debtor will be ineligible whenever the portion of the account which has not been paid within ninety (90) days from the original invoice date is in excess of fifty percent (50%) of the total amount outstanding on the account; (c) it is not subject to any defense, set-off, counter-claim, credit, allowance or adjustment; (d) no substantial part of any goods, the sale of which has given rise to the account, has been returned, rejected, lost or damaged; (e) if it arises from sale of goods by the Borrower, such sale was an absolute sale and not on a future sale or advance basis or on consignment or on approval or on a sale or return basis nor subject to any other repurchase, return or rebate agreement, and such goods have been shipped to the account debtor; (f) it arose in the ordinary course of the Borrower's business; (g) no notice of the bankruptcy, receivership, reorganization, insolvency or financial embarrassment of the account

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

debtor has been received; (h) the account debtor is not a subsidiary or affiliate of the Borrower, does not control the Borrower, and is not under the control of or under common control with the Borrower; (i) the account debtor is not an account debtor whose chief executive office or principal place of business is outside the United States; (j) the account meets such other specifications and requirements which the Bank may reasonably establish from time to time; (k) if it arises from sale of goods by the Borrower, such sale is not a "future" sale, nor a sale based on extended payment terms; (1) it is not a receivable arising out of the sales of catalogs; and (m) it is not a receivable arising out of finance charges. The term "account" as used herein shall have the meaning set forth in the Uniform Commercial Code as adopted in the State of Maryland.

         7. REPLACEMENT FINANCING.

             During the Forbearance Period, the Borrower shall use best efforts to secure debt and/or equity financing in an amount sufficient to pay in full the Obligations prior to May 31, 1999. The Borrower shall provide written status reports regarding its efforts to secure financing in accordance with the schedule attached hereto as EXHIBIT C. The status reports shall include, at a minimum, the following information: (a) the status of the Borrower's discussions with prospective lenders; (b) the status of the Borrower's negotiations to obtain a license relating to Two Dogs malt beverage; (c) copies of documents (e.g., letters of intent, loan commitments, etc.) relating to the foregoing; and
(d) any other information and documentation relating to the Borrower's efforts to secure replacement financing.

         8. FINANCIAL REPORTING.

             During the Forbearance Period, the Borrower shall continue to provide to the Bank the same financial documents as the Borrower is currently providing to the Bank and, further, shall provide to the Bank such other financial documents as the Bank may request from time to time. Without limiting the generality of the foregoing, during the Forbearance Period, the Borrower shall provide to the Bank detailed accounts receivable aging and listing reports as of April 30, 1999 (to be delivered to the Bank on or before May 5, 1999) and as of May 15, 1999 (to be delivered to the Bank on or before May 20, 1999).

         9. FEES AND EXPENSES.

             The Borrower shall be responsible for all fees and expenses, including all attorneys' fees and expenses, incurred by the Bank in connection with the negotiation and preparation of this Agreement and with the enforcement of the Bank's rights under the Loan Documents, which fees and expenses shall be considered part of the Obligations. As of April 28, 1999, the Bank's attorneys' fees and expenses total $21,534.88.

         10. BORROWER'S REPRESENTATIONS AND WARRANTIES.

             As inducement to enter into this Agreement, the Borrower hereby represents and warrants to the Bank as follows:

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

             10.1. Authorization and Validity. The execution and delivery of this Agreement and any related documents by the Borrower and the performance of its obligations hereunder have been duly authorized, and this Agreement constitutes the legal, valid and binding obligation of the Borrower in accordance with its terms.

             10.2. Compliance With Other Instruments. The Borrower is not in default under any provision of its articles of incorporation, by-laws or other organizational documents, if applicable, or of any existing judgment, decree, law, governmental order, rule or regulation applicable to it, or of any agreement or other instrument to which it is a party or by which its assets are bound. The execution and delivery by the Borrower of this Agreement and related documents, the consummation of the transactions herein and therein contemplated, and the compliance with the terms and provisions hereof and thereof: (a) has not and will not constitute or result in a breach of the Borrower's articles of incorporation, by-laws or other organizational documents, if applicable, any presently existing applicable law, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality; or (b) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions thereof, or constitute a default under any indenture, mortgage, deed of trust, lease, sublease, instrument, document, agreement or contract of any kind to which the Borrower is a party or by which the Borrower may be bound or subject.

             10.3. Taxes. The Borrower has paid or caused to be paid all federal, state, local and foreign taxes to the extent that such taxes have become due and have filed or caused to be filed all federal, state, local and foreign tax returns which the Borrower is currently required to file.

             10.4. Title to Collateral and Existing Liens on Collateral. The Borrower has good and marketable title to the collateral that secures the Borrower's liability to the Bank, and the collateral is not subject to any existing liens or encumbrances except those disclosed to the Bank in writing.

             10.5. Litigation. There is no litigation, at law or in equity, nor any proceeding before any federal, state or other governmental or administrative agency or any arbitrator pending or threatened against the Borrower, except as has been disclosed to the Bank in writing.

             10.6. Benefit. The Borrower has derived direct or indirect benefit from this Agreement and the transactions contemplated hereby.

             10.7. Truth of Representations. Any and all documents, reports, certificates and statements provided to the Bank by or on behalf of the Borrower in connection with the Loan Documents or this Agreement are true, correct and complete, do not contain any untrue statements of material fact and do not omit any facts to make information contained therein not misleading.

             10.8. No Claims, Defenses or Setoffs. The Borrower does not have any claims, defenses or setoffs with respect to the Loan Documents, or with respect to the debt evidenced or

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

secured thereby or with respect to the collection or enforcement of any of the same (and to the extent any such claim, setoff or defense exists, they are each waived and relinquished in their entirety).

             10.9. No Representations by Bank. The Bank has made no representations or commitments, oral or written, or undertaken any obligations other than as expressly set forth in this Agreement.

             10.10. Arm's Length Agreement. The Borrower acknowledges: (a) that it has had access to independent legal counsel in the negotiation of the terms of and in the preparation and execution of this Agreement, and that it has had the opportunity to review, analyze and discuss with counsel this Agreement, and the underlying factual matters relevant to this Agreement, for a sufficient period of time before the execution and delivery hereof; (b) that all of the terms of this Agreement were negotiated at arm's-length; (c) that this Agreement was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (d) that the execution and delivery of this Agreement is the free and voluntary act of each party.

         11. RELEASE OF BANK, MEDCO AND MIDFA

             The Borrower, for itself and its current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors and assigns, and any affiliates, subsidiaries and related entities of the Borrower and their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors and assigns (individually and collectively, the "Borrower Group"), hereby RELEASES and FOREVER WAIVES and RELINQUISHES all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or assert now or in the future against the Bank, MEDCO or MIDFA and/or their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors or assigns, or any affiliates, subsidiaries or related entities of the Bank, MEDCO or MIDFA and/or their current or former owners, directors, officers, partners, members, employees, representatives, insurers, attorneys, agents, successors or assigns (individually and collectively, the "Bank Group"), directly or indirectly, arising out of, based upon or in any manner connected with any Prior Related Event. For purposes of this Agreement, "Prior Related Event" means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement arising out of or related in any way to the Loan, the Obligations, the Bond, the Note, all or any of the Loan Documents, the Collateral, the Bank, MEDCO, MIDFA, the Insurance Agreement, the Modification Documents and/or the relationship by and among all or any members of the Borrower Group and all or any members of the Bank Group. The execution of this Agreement by the Bank, MEDCO and MIDFA shall not constitute an acknowledgment or admission by the Bank, MEDCO or MIDFA of any liability for any matter or precedent upon which any liability may be asserted.

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

         12. GENERAL PROVISIONS.

             12.1. Headings. The headings and subheadings in this Agreement are intended for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

             12.2. Construction. Unless the context requires otherwise, singular nouns and pronouns used in this Agreement shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

             12.3. Interpretation. The parties to this Agreement acknowledge that each of them has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.

             12.4. Further Assurances and Corrective Instruments. The parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, from time to time, such supplements hereto and such further instruments and documents as may be required to facilitate the carrying out of the intentions of the parties to this Agreement.

             12.5. Survival; Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties made herein, and in any documents executed in connection with this Agreement, shall survive this Agreement and continue in fall force and effect.

             12.6. Waiver of Jury Trial. The parties to this Agreement agree that any suit, action or proceeding brought or instituted by any party hereto or any successor or assign of any party which in any way relates, directly or indirectly, to Loan, the Obligations, the Bond, the Note, all or any of the Loan Documents, the Collateral, the Bank, MEDCO, MIDFA, the Insurance Agreement, the Modification Documents and/or the relationship by and among all or any members of the Borrower Group and all or any members of the Bank Group shall be tried only by a court and not a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Bank would not agree to the terms of this Agreement if this waiver of jury trial provision were not a part of this Agreement. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Bank nor any person acting on behalf of the Bank has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent

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

legal counsel selected by the Borrower and that the Borrower has had the opportunity to discuss this waiver with counsel.

             12.7. INSERT TO COME?

             12.8. Modification. No modification of any provision of this Agreement, or of any document executed in connection with this Agreement, shall in any event be effective unless the same is in writing, and then such modification shall be effective only in the specific instance or for the purpose for which given.

             12.9. Waiver. Neither any failure nor any delay on the part of any of the parties in exercising any right, power or remedy under this Agreement, any documents executed in connection with this Agreement or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercises thereof or the exercise of any other right, power or remedy.

             12.10. Severability. If any term, provision or condition, or any part thereof, of this Agreement, or any of the documents executed in connection with this Agreement, shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency

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

of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Agreement, and all documents executed in connection with this Agreement, shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

             12.11. Merger and Integration. This Agreement, and the documents executed in connection with this Agreement, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or any employee, officer, attorney, agent or other representative of any party hereto, shall be valid or binding.

             12.12. No Novation. Nothing contained in this Agreement is intended to or shall act to nullify, discharge or release any obligation incurred in connection with the Loan and/or the Loan Documents or to waive or release any collateral which secures the Loan, nor shall this Agreement be deemed or considered to operate as a novation of the Loan Documents. Except to the extent of any express conflict with this Agreement, all of the terms and conditions of the Loan Documents shall remain in full force and effect. In the event of any express conflict between the terms and conditions of the Loan Documents and this Agreement, this Agreement shall be controlling and the terms and conditions of the Loan Documents shall be deemed to be amended to conform with this Agreement.

             12.13. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by one of the following means: (a) hand delivery; (b) overnight delivery service; or (c) certified mail, unrestricted delivery, return receipt requested. Notice shall be directed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice. Notice shall be considered given as of the date of the hand delivery, one (1) calendar day after delivery to the overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein.

         If to the Bank:          First Union National Bank
                                  1970 Chain Bridge Road
                                  7th Floor, South Tower
                                  McLean, Virginia 22102
                                  ATTN: Mr. David A. Dix, Vice President

             with a copy to:      Richard M. Kremen, Esquire
                                  Piper & Marbury L.L.P.
                                  Charles Center South
                                  36 South Charles Street
                                  Baltimore, Maryland 21201

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         If to MEDCO:             Maryland Economic Development Corporation
                                  Suite 1911
                                  36 South Charles Street
                                  Baltimore, Maryland 21201
                                  ATTN: Mr. Hans F. Mayer
                                        Executive Director

             with a copy to:      John R. Devine, Esquire
                                  Miles & Stockbridge P.C.
                                  10 Light Street
                                  Baltimore, Maryland 21202

         If to MIDFA:             Maryland Industrial Development Financing
                                    Authority
                                  22nd Floor
                                  217 East Redwood Street
                                  Baltimore, Maryland 21202
                                  ATTN: Mr. Charles E. Kohlerman
                                        Manager, Special Assets Division

             with a copy to:      James G. Davis, Esquire
                                  Suite 1105
                                  217 East Redwood Street
                                  Baltimore, Maryland 21202

         If to the Borrower:      Frederick Brewing Co.
                                  4607 Wedgewood Boulevard
                                  Frederick, Maryland 21703
                                  ATTN: Mr. Kevin E. Brannon, Chairman
                                        and Chief Executive Officer
             with a copy to:      ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------

             12.14. Applicable Law. The performance, construction and enforcement of this Agreement and the documents executed in connection with this Agreement shall be governed by the laws of the State of Maryland.

             12.15. Time of Essence. Time is of the essence.

                                      -11-
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

             12.16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

             12.17. Binding Effect. This Agreement shall have no effect unless and until it has been executed by all parties hereto.

             IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed, this Agreement under seal as of the day and year first written above.

WITNESS/                               FIRST UNION NATIONAL BANK,
                                         successor by merger to Signet Bank

/s/ Dolores LePage                     By: /s/ David A. Dix           (SEAL)
-----------------------------              -------------------------------------
                                           Name:  David A. Dix
                                           Title: Vice President

WITNESS/ATTEST:                        MARYLAND ECONOMIC DEVELOPMENT
                                         CORPORATION

                                       By:                            (SEAL)
-----------------------------              -------------------------------------
                                           Name:
                                           Title:

WITNESS/ATTEST:                        MARYLAND INDUSTRIAL DEVELOPMENT
                                         FINANCING AUTHORITY

                                       By:                            (SEAL)
-----------------------------              -------------------------------------
                                           Name:
                                           Title:

WITNESS/ATTEST:                        FREDERICK BREWING CO.

/s/ [Illegible]                     By: /s/ Kevin E. Brannon
-----------------------------              -------------------------------------
Name to Come                               Name:  Kevin E. Brannon
                                           Title: Chairman

                                      -12-
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

                                    EXHIBITS
                                    --------

EXHIBIT A    Payments During Forbearance Period

EXHIBIT B    Minimum Eligible Accounts Receivable

EXHIBIT C    Status Reports

                                    EXHIBIT A

                             (SCHEDULE OF PAYMENTS)
                             ----------------------

PAYMENT DATE                           PAYMENT AMOUNT
------------                           --------------
May 20, 1999                              $25,000

                                    EXHIBIT B

                     (MINIMUM ELIGIBLE ACCOUNTS RECEIVABLE)
                     --------------------------------------

    DATE                               MINIMUM ELIGIBLE A/R
    ----                               --------------------
April 30,1999                               $291,430

May 15, 1999                                $213,531

                                    EXHIBIT C

                                (STATUS REPORTS)
                                ----------------

  DUE DATE
  --------

May 5, 1999                            Attached

May 20, 1999

      Uniform Commercial Code -- FINANCING STATEMENT CHANGE -- Form UCC-3
                                              JULIUS BLUMBERG, INC. N.Y.C. 10013

        IMPORTANT -- Read instructions on back before filling out form.

This STATEMENT is presented to a filing officer for                    No. of additional            3. /_/ The Debtor is a
filling pursuant to the Uniform Commercial Code.                       Sheets Presented:               transmitting utility.
------------------------------------------------------------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es):     2. Secured Party(ies) Name(s) and Address(es):  4. For Filing Officer:
                                                                                                       Date, Time, No. Filing Office
   FREDERICK BREWING CO.                               FIRST UNION NATIONAL BANK
   4607 WEDGEWOOD BLVD.                                SUCCESSOR BY MERGER TO SIGNET BANK
   FREDERICK MD 21703                                  SUCCESSOR BY MERGER TO SIGNET
                                                       BANK/MARYLAND
                                                       1970 CHAIN BRIDGE ROAD,
                                                       MCCLEAN, VA 22102
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

5.  This statement refers to original Financing Statement No.  161068699  filed (date)  4/15/96  with  MD St. Dept. of
                                                              -----------              ---------      ------------------------------
                                                                                                      Assessment & Taxation
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6.  /_/ A. Continuation  The original Financing Statement bearing the above file number is still effective.
    /_/ B. Termination   The Secured Party of record no longer claims a security interest under the Financing Statement bearing the above file number.
    /X/ C. Release       From the Collateral described in the Financing Statement bearing the above file number, the Secured Party of record releases the following:
                         Trademarks of Wild Goose Brewery, Nos: 1620283 & 1630255
    /_/ D. Assignment    The Secured Party of record has assigned the Secured Party's rights in the property described below under the Financing Statement bearing the above file number to the Assignee whose name and address shown below:
    /_/ E. Amendment     The Financing Statement bearing the above file number is amended as set forth below: (Signature of Debtors and Secured Party is Required)

    /_/ This statement is to be indexed in the Real Estate Records              Section             Block              Lot
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                                                                                FIRST UNION NATIONAL BANK
------------------------------------------------------                       ------------------------------------------------------

By                                                                           By /s/ David A. Dix
   ---------------------------------------------------                          ---------------------------------------------------
      Signature(s) of Debtor(s) (only on amendment)                                         Signature(s) of Secured Party(ies)

(1) Filing Officer Copy-Numerical
    (5/82) STANDARD FORM - FORM UCC-3 -- Approved by the Secretary of State of New York

STATUS REPORT AS TO REPLACEMENT FINANCING
AS OF MAY 4,1999
EXHIBIT C
TO FORBEARANCE AGREEMENT
DATED MAY __, 1999

We continue to work diligently with Westfinance Group and others to complete a transaction which will, among other things, allow us to replace the current credit facility with First Union National Bank.

Our current plan involves acquiring the U.S. rights to the Two Dogs brand of clear malt beverage, in order to allow the Company to become profitable and attract the additional capital we need. A letter of intent is under negotiation and should be executed within seven days.

We have been told that we should receive this week a debt financing proposal from Allstate Financial which will provide us with a secured credit facility to replace that of First Union. That proposal is expected to contain contingencies which will include, among other things, the requirement that Two Dogs be acquired and that additional equity be raised.

We anticipate an equity need of approximately $1.5-1.7 million. We are working with the following potential investors to raise this capital:

Value Partners
LH Financial
Brewer's Equity Fund
Intercontinental Capital Corp.
The owners of a large, privately-held spirits company (identity not yet disclosed to Company)

We and our advisors feel confident that we will be able to bring these transactions to successful conclusions by month-end.